UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 5, 2024

Life Time Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40887	47-3481985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2902 Corporate Place
Chanhassen, Minnesota 55317
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 947-0000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	LTH	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Secured Notes due 2031
On November 5, 2024, Life Time, Inc. (the “Issuer”), the indirect subsidiary of Life Time Group Holdings, Inc. (the “Company”), completed its previously announced private offering of $500 million in aggregate principal amount of 6.000% Senior Secured Notes due 2031 (the “Notes”). The terms of the Notes are governed by an indenture dated as of November 5, 2024 (the “Indenture”), among the Issuer, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and notes collateral agent.
The Notes mature on November 15, 2031 and bear interest at a rate of 6.000% per annum payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 2025. The Notes will be guaranteed on a senior secured basis by LTF Intermediate Holdings, Inc., the direct parent of the Issuer, and each of the Issuer’s existing and future wholly owned domestic restricted subsidiaries that guarantees its New Term Loan Facility (as defined below), subject to certain exceptions.
At any time prior to November 15, 2027, the Issuer may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, as described in the Indenture. At any time prior to November 15, 2027, the Issuer may redeem up to 10% of the original aggregate principal amount of the Notes during each calendar year at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date; provided that in any given calendar year, any amount not utilized pursuant to this provision may be carried forward to subsequent calendar years. In addition, at any time and from time to time on or prior to November 15, 2027, the Issuer may choose to redeem up to 40.0% of the aggregate principal amount of the Notes outstanding with the proceeds of certain equity offerings at a redemption price equal to 106.000% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, so long as the lesser of 50% of the aggregate amount of the Notes then outstanding and $150 million remains outstanding immediately after such redemption. Beginning on November 15, 2027, the Issuer may redeem some or all of the Notes at any time, and from time to time, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
The Indenture contains covenants that may limit the Issuer’s (and its restricted subsidiaries’) ability to, among other things: (i) incur or guarantee additional indebtedness; (ii) create liens; (iii) pay dividends or make other distributions to stockholders; (iv) purchase or redeem capital stock or subordinated indebtedness prior to its stated maturity; (v) make investments; (vi) sell assets or consolidate or merge with or into other companies; (vii) engage in transactions with affiliates; (viii) enter into agreements restricting its subsidiaries’ ability to pay dividends; (ix) designate subsidiaries as unrestricted subsidiaries; and (x) consolidate, merge or sell all or substantially all of the Issuer’s assets. Many of the covenants contained in the Indenture will not be applicable, and the subsidiary guarantees of the Notes will be released, during any period when the Notes have an investment grade rating.
The Notes and the related guarantees thereof were offered in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or any state securities laws and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated into this Item 1.01 by reference.

Term Loan Facility
On November 5, 2024, the Issuer and certain of its other wholly-owned subsidiaries, each of which is a wholly owned subsidiary of the Company, entered into that certain Fourteenth Amendment to Credit Agreement (the “Amendment”), which amended its existing credit agreement (as amended and restated, the “Amended Credit Agreement”). The Amended Credit Agreement provides for, among other things, (i) a new term loan facility maturing in 2031 in an aggregate principal amount of $1,000 million (the “New Term Loan Facility”) and (ii) amendments to certain other provisions of the Amended Credit Agreement. Borrowings under the New Term Loan Facility will bear interest at a rate per annum of equal to the Secured Overnight Financing Rate plus an applicable margin of 2.50% (subject to a certain ratings-based step-down).
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated November 5, 2024, by and among Life Time, Inc., the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and notes collateral agent.
10.1
Fourteenth Amendment to the Credit Agreement, dated as of November 5, 2024, by and among LTF Intermediate Holdings, Inc., Life Time, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and Deutsche Bank AG New York Branch, as administrative agent.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life Time Group Holdings, Inc.

Date: November 6, 2024	By:	/s/ Erik Weaver
Erik Weaver
Executive Vice President & Chief Financial Officer
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